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                                                                  EXHIBIT 10.33

                         MODIFICATION AND EXTENSION TO
                       THE THIRD RESTATED LOAN AGREEMENT

          THIS MODIFICATION AND EXTENSION TO THE THIRD RESTATED LOAN AGREEMENT (the "Amendment") is made effective August 15, 1996, by UNICO, INC., a Delaware corporation, UNITED COUPON CORPORATION, a Virginia corporation and CAL-CENTRAL MARKETING CORPORATION, formerly AEC Acquisitions, Inc., an Oklahoma corporation (the "Borrowers"), and BANCFIRST, an Oklahoma banking corporation (the "Lender"). All capitalized terms used in this Amendment, unless otherwise defined herein, will have the meanings defined in the Third Restated Loan Agreement (the "Loan Agreement") dated effective January 10, 1996 between the Borrowers and the Lender providing for an extension of credit by the Lender to the Borrowers of an amount not to exceed Nine Hundred Thirty-Four Thousand Four Hundred Thirty-Two and 73/100 Dollars ($934,432.73).


                                RECITALS:

     A.     The Borrowers and the Lender have heretofore executed the Loan
Agreement.

     B. The Borrowers and the Lender desire to modify the Loan Agreement by means of this Amendment.

                              AGREEMENTS:

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrowers agree as follows:

1. Loan Amount. After the date of this Amendment, the maximum principle amount of the Loans will not exceed Seven Hundred Twenty-One Thousand Four Hundred Twenty-Four and 85/100 Dollars ($721,424.85) and all references to the principal amount of the Loans contained in the Loan Documents are hereby so amended.

2. Representations; Warranties. The Borrowers represent and warrant to the Lender that each of the representations and warranties set forth at paragraphs 3.1 through 3.18, both inclusive, of the Loan Agreement are true and correct on the date of this Amendment except as follows:

     2.1 Financial Statements. Paragraph 3.2 of the Loan Agreement is deleted in its entirety and the following is substituted therefore:

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            "3.2     Financial Statements. The financial statements of the
                     Borrowers furnished to the Lender are correct, complete and fairly reflect the financial condition of the Borrowers as of the date thereof and have been prepared in conformity with GAAP."

      2.2 Litigation. Paragraph 3.6 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

             "3.6 Litigation. Except as disclosed in writing to the Lender, there is no action, suit, proceeding or investigation pending or threatened against any of the Borrowers which has an amount in excess of Ten Thousand Dollars ($10,000.00) at issue or which, if adversely determined, would materially adversely affect any of the Borrowers, any of the Collateral or impair the ability of UNICO or UC to carry on their respective businesses substantially as now conducted or result in any substantial liability to UNICO or UC not adequately covered by insurance."

      2.3 Location of Collateral. Paragraph 3.14 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

             "3.14 Location of Collateral. The Borrowers will give the Lender written notice of each location at which Inventory and records of the Borrowers pertaining to the Collateral are kept. Except as such notice is given, all Inventory and records of the Borrowers pertaining to the Collateral shall be kept at the Borrowers' principal places of business which are: UNICO--8380 Alban Road, Suite 100, Springfield, Virginia 22150; UC--8380 Alban Road, Suite 100, Springfield, Virginia 22150; and Cal-Central--8380 Alban Road, Suite 100, Springfield, Virginia 22150.

      2.4 Solvency. Paragraph 3.17 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:


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             "3.17    Solvency. After eliminating intercompany
                      transactions, neither UNICO nor UC is insolvent.
                      UNICO and UC: (a) are and will be able to pay their respective debts as they become due; (b) has and will have capital sufficient to carry on their respective businesses; and (c) own and will own property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay their respective debts and obligations."

3. Terms of Payment. Paragraph 4 of the Loan Agreement is deleted in its entirety and the following provisions are substituted therefor:

       "4. Note. The Loans will be evidenced by a Consolidated Renewal Promissory Note (the "Renewal Note") in the principal amount of Seven Hundred Twenty-One Thousand Four Hundred Twenty-Four and 85/100 Dollars ($721,424.85) payable on the following terms:

       4.1 Interest. Absent Default, the Renewal Note will bear interest on the unpaid principal balance at an annual rate equal to the Prime Rate plus one percent (1%).

       4.2 Payments. Absent Default, the unpaid balance of the Renewal Note will be paid as follows: (a) on September 15, 1996 and on the fifteenth (15th) day of each month thereafter through January 15, 1997 an installment of Twenty-Two Thousand Five Hundred Dollars ($22,500.00); (b) on February 15, 1997 and on the fifteenth (15th) day of each month thereafter through December 15, 1998 an installment of Twenty-Seven Thousand Five Hundred Dollars ($27,500.00); and (c) the entire unpaid principal balance of the Renewal Note plus all accrued interest thereon will be due and payable on December 31, 1998. All payments will be first applied to the payment of accrued interest and the balance, if any, in reduction of the principal sum.

       4.3 Prepayments. The Borrowers will have the right to prepay the unpaid principal balance of the Renewal Note in whole or in part at any time and from time to time without penalty. The Borrowers will apply as mandatory principal prepayments of the Renewal Note that amount which is equal to all Accounts of Cal-Central and UNICO d/b/a Alliance Publications collected by the Borrowers. Each prepayment will be applied to payment of the principal installments of the Renewal Note in the inverse order of their maturity.

       4.4 Place of Payment. All payments and prepayments of principal or interest on the Renewal Note will be made in collected funds on or before 11:00 a.m. Oklahoma City time on the due date at the Lender's offices at 101 North Broadway, Oklahoma City, Oklahoma 73102. All payments will be made without setoff or counterclaim and without reduction for, and free from, any and all taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. If any payment under the Renewal Note or this Agreement is payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and such extension of time will in each case be included in the computation of payments of interest."

4. Renewal Note. Simultaneously with the execution of this Amendment, the Borrowers agree to execute and deliver the form of Renewal Note appearing at Schedule "A" to the Amendment. Effective on August 15, 1996, the Renewal Note is substituted for the Notes appearing as Schedules "A" and "B" to the Loan Agreement.

5. Conversion Agreements. Simultaneously with the execution of this Amendment, the Borrowers agree to provide to the Lender: An executed counterpart of the Loan Conversion Agreement dated July 12, 1996 as modified by the Addendum to Loan Conversion Agreement dated effective July 30, 1996 (the "Conversion Agreement") between UNICO as debtor and Renaissance and the Duncan-Smith
Group as creditors, together with evidence satisfactory to the Lender that:
(a) Renaissance has completed the conversion of One Million Five Hundred Eighty-Nine Thousand Two Hundred Twenty Dollars ($1,589,220.00) in subordinated debt to Series C Preferred Stock issued by UNICO on the terms set forth in the Conversion Agreement; and (b) the Duncan-Smith Group has completed the conversion of One Hundred Sixty-Eight Thousand Three Hundred Forty-Nine Dollars ($168,349.00) in subordinated debt to Series C Preferred stock issued by UNICO on the terms set forth in the Conversion Agreement.


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6. Subordinated Creditor Obligations. If any Borrower pays any indebtedness owing to any one or more of the Subordinated Creditors prior to the payment in full of the Obligations (other than payment of accrued interest at the rate of nine and one-quarter percent [9 1/4%] per annum on a loan in the principal amount of Fifty Thousand [$50,000.00] owing by UNICO to Renaissance) or if any one or more of the Subordinated Creditors commences any legal action against any Borrower to collect any indebtedness or to enforce any other obligation owing by any one or more of the Borrowers to such Subordinated Creditor, each such action will constitute an Event of Default entitling the Lender to exercise the remedies available to the Lender under the Loan Documents.

7. Effect of Modification. Except as modified by this Amendment, the Loan Agreement and the Loan Documents remain in full force and effect and the mortgage liens, security interests and other encumbrances thereby created are intended to secure payment of the indebtedness evidenced by the Renewal Note after the date of this Amendment with the priority and enforceability thereof to continue in effect, uninterrupted and unabated.

          IN WITNESS WHEREOF, this Amendment is executed and delivered by the parties effective on the date set forth above.

                                           UNICO, INC., a Delaware corporation




                                           By
                                             ---------------------------------
                                             Gerard R. Bernier, President

                                           UNITED COUPON CORPORATION, a
                                           Virginia corporation



                                           By
                                             ---------------------------------
                                             Gerard R. Bernier, President

                                           CAL-CENTRAL MARKETING CORPORATION,
                                           formerly AEC Acquisitions, Inc., an
                                           Oklahoma corporation



                                           By
                                             ---------------------------------
                                             Authorized Agent

                                           (the "Borrowers")


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                                           BANCFIRST, an Oklahoma banking
                                           corporation



                                           By
                                             ---------------------------------
                                             E. G. Alexander,
                                             Senior Vice President

                                           (the "Lender")












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